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                                                                    EXHIBIT 10.9


                        FIRST SECURITY BANK OF LEXINGTON
                               Lexington, Kentucky


                                    MORTGAGE
                   Securing Present and Future Indebtednesses


                  This MORTGAGE, made this 8 October 1998 from CITIZENS FIRST CORPORATION, a Kentucky corporation, (hereafter jointly and severally referred to as "Mortgagor"), of 1101 College Street, Bowling Green, Kentucky 42101, to FIRST SECURITY BANK OF LEXINGTON, 400 East Main Street, Lexington, Kentucky 40507, (hereafter referred to as "Mortgagee").

                              W I T N E S S E T H:

                  That in consideration of the Mortgagor's present indebtedness described herein and all renewals and extensions of same and any additional indebtednesses provided for herein and upon the terms and conditions herein set out, the Mortgagor does hereby bargain, alien, grant, deed, sell and convey unto the Mortgagee, its successors and assigns, forever, with covenant of general warranty of title the following described real estate, together with its rents, issues and profits and all buildings and improvements erected thereon or to be erected thereon, and all rights, privileges, appurtenances, interests, easements, minerals (including coal, oil and gas) and all rights therein, including mineral and oil and gas leases, timber and hereditaments thereunto belonging, and all fixtures (movable and immovable) on or about the said real estate, including, without limitation, storm and screen windows and doors, shades, awnings, blinds, floor coverings, and all heating, air conditioning, plumbing and lighting fixtures and appliances now or hereafter on or affixed to the said real estate, located in Warren County, Kentucky, (all of which is sometimes hereafter collectively called the "Mortgaged Premises"), and described as follows:

                  TRACT I:

                  A certain tract of land located on Campbell Lane in Bowling Green, Warren County, Kentucky, beginning at a stake located in the south right-of-way line of Campbell






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                  Lane, said stake being a corner common to Lots 1 and 2 as set out in Plat Book 16, Page 144, in the office of the Clerk of the Warren County Court; thence from said beginning point South 18 deg. 33 min. 53 sec. East 335.99 feet to a stake corner with Lot No. 2; thence North 69 deg. 26 min. 37 sec. East 126.17 feet to a stake corner; thence North 17 deg. 39 min. 54 sec. West 335.70 feet to a stake in the south right-of-way line of Campbell Lane, a corner with Allen Construction Company; thence with the right-of-way line of Campbell Lane South 69 deg. 40 min. 07 sec. West 131.43 feet to the point of beginning, same being Lot No. 1 of that certain plat of record in Plat Book 16, Page 144, in the office of the Clerk of the Warren County Court.

                  THERE IS EXCEPTED from the foregoing that certain right-of-way construction easement conveyed by David A. Dozer and Carla N. Dozer a/k/a Karla N. Dozer, to the Commonwealth of Kentucky, Transportation Cabinet, dated 12 July 1994 and of record in Deed Book 691, Page 631, in the office of the Warren County Clerk, which is more particularly described as follows:

                  Parcel No. 117: Beginning at a point 50.00 feet right of Campbell Lane station 294+51.24; thence North 69 degrees 39 minutes 30 seconds East, 23.76 feet to a point 50.00 feet right of Campbell Lane station 294+75.00; thence South 20 degrees 20 minutes 30 seconds East, 15.00 feet to a point
                  65.00 feet right of Campbell Lane station 294+75.00; thence South 69 degrees 39 minutes 30 seconds West, 24.26 feet to a point 65.00 feet right of Campbell Lane station 294+50.74; thence North 18 degrees 25 minutes 14 seconds West, 15.01 feet to the point of beginning.

                  The above described parcel contains .008 acres (360 sq. ft.).

                  It is the specific intention of the grantor(s) herein to convey a permanent easement to the property described above for the purpose of constructing and perpetually maintaining drainage.

                  The acquisition of the right of way of this project was authorized by the Kentucky Department of Highways Official Order No. 95466. The control of access on this







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                  project and access to the remaining property of the first
                  party shall be by permit, as required to be set forth in
                  Section 6 of the Kentucky Administrative Regulations. (603 KAR 5:120).

                  Parcel No. 117A: Beginning at a point 50.00 feet right of Campbell Lane station 294+75.00; thence North 69 degrees 39 minutes 30 seconds East, 107.69 feet to a point of 50.00 feet right of Campbell Lane station 295+82.69; thence South 17 degrees 37 minutes 18 seconds East, 10.01 feet to a point
                  60.00 feet right of Campbell Lane station 295+82.21; thence South 69 degrees 39 minutes 30 seconds West, 72.21 feet to a point 60.00 feet right of Campbell Lane station 295+10.00; thence South 61 degrees 31 minutes 41 seconds West, 35.36 feet to a point 65.00 feet right of Campbell Lane station 294+75.00; thence North 20 degrees 20 minutes 30 seconds West,
                  15.00 feet to the point of beginning.

                  The above described parcel contains 0.27 acres (1,162 sq.
                  ft.).

                  It is the specific intention of the grantor(s) herein to convey a construction easement to the property described above; said easement terminates and reverts upon completion of same.

                  TRACT II:

                  Being a 20,250.12 square foot parcel of land located off of Campbell Lane in Bowling Green, Kentucky, and more particularly described metes and bounds as follows:

                  Beginning at an iron pin located in the south right-of-way line of Campbell Lane, said pin being approximately 950 feet from the right-of-way of Scottsville Road; thence leaving the right-of-way line of Campbell Lane S 17 deg. 39 min. 54 sec. E
                  178.17 feet to the true point of beginning of described tract; thence S 17 deg. 39 min. 54 sec. E 157.53 feet to an iron pin; thence S 69 deg. 26 min. 37 sec. W 126.17 feet to an iron pin; thence N 18 deg. 33 min. 53 sec. W 160.61 feet to a point; thence N 70 deg. 51 min. 47 sec. E 128.58 feet to the point of beginning, containing 20,250.12 square feet, and being a portion of Lot 1





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                  Farmers Investment Company, Inc. Subdivision as recorded in
                  Plat Book 16, Page 144, at the Warren County Courthouse, Bowling Green, Kentucky, and which is now identified as Lot 1-1 on the Utility Plat, Lot 1 Farmers Investment Co., Inc., of record in Plat Book 25, Page 165 in the Warren County Court Clerk's office.

                  THERE IS FURTHER CONVEYED HEREIN, a non-exclusive ingress-egress easement for access to the property conveyed hereinabove across the Grantor's remaining property so that the Grantee has access to the property conveyed hereinabove from Campbell Lane. This non-exclusive easement for ingress and egress shall be for the benefit of the Grantee, its successors (including successors in title) and assigns, but shall be located by the Grantors, their heirs, successors (including successors in title), and assigns in their sole discretion with traffic patterns as may be established, determined and changed by the Grantors from time to time.

                  This being the same property conveyed to Citizens First Corporation from David A. Dozer and wife, Karla N. Dozer, by deed dated 8th October 1998 and of record in Deed Book 770, Page 541, in the office of the Warren County Clerk.

                  TO HAVE AND TO HOLD the above-described Mortgaged Premises unto the Mortgagee, its successors and assigns, forever, with covenant of general warranty of title, subject only to the terms and conditions of this Mortgage as hereinafter set out:

                  I. The first purpose of this Mortgage is to secure the payment of the indebtedness due from Citizens First Corporation to the Mortgagee in the principal sum of ONE MILLION ONE HUNDRED TWENTY THOUSAND DOLLARS ($1,120,000.00), which the Mortgagee has advanced or has obligated itself to advance, evidenced by the following described promissory note(s) executed and delivered by the Mortgagor payable to the Mortgagee, or order, with interest and terms as therein specified and all renewals and extensions thereof, in whole or part:

PRINCIPAL AMOUNT            DATE OF NOTE               FINAL MATURITY DATE

$1,120,000.00              8 October 1998                 8 October 1999





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                  The aforesaid note or notes by reference are considered a part hereof, and all terms of said note or notes are incorporated herein as if set forth in full; however, if any inconsistency exists with the terms herein, then the terms of the note or notes shall prevail. All payments or other credits received shall first be applied to the payment of accrued interest with the balance then used to reduce the principal.

                  II. The second purpose of this Mortgage is to secure payment of any and all additional advances, indebtednesses, obligations or liabilities, whether direct, indirect, existing, future, contingent, joint, several or otherwise, which the Mortgagor may presently or hereafter owe to the Mortgagee, however evidenced and however owned, held, acquired or assigned to the Mortgagee (which shall include, without limitation, any obligation evidenced by any promissory note, check, draft, overdraft, contract, assignment, guaranty or other document), all of which are hereinafter collectively referred to as "Additional Indebtednesses," and said Additional Indebtednesses shall not exceed in the aggregate the total maximum sum of ZERO (-0-). Unless otherwise stipulated hereinafter, all Additional Indebtednesses hereby secured are or will be incurred no more than ten (10) years prior to the date of this Mortgage and have or will have final maturity dates no later than ten (10) years after the latest final maturity date of the Mortgagor's promissory note(s) described in Paragraph I above.

                  III. The Mortgagor further covenants, warrants and agrees with the Mortgagee as follows:

                           1. TITLE. The Mortgagor is seized of the estate
hereby conveyed and warrants the title to said real estate and covenants that it has full authority to mortgage and convey good and marketable title to the same; the Mortgagor hereby expressly conveys to the Mortgagee and otherwise waives all rights it may have in the Mortgaged Premises by reason of dower, curtesy, homestead or any statutory interest in lieu thereof; and the Mortgaged Premises are free from all encumbrances, liens, claims or charges prior to or on equality with this Mortgage and that this Mortgage is and shall be the first, best and superior lien against said Mortgaged Premises, unless otherwise specified as follows:

                  NONE

                           2. CASUALTY INSURANCE. The Mortgagor will keep all
existing and future improvements on the Mortgaged Premises insured under policies with insurance companies approved by the Mortgagee against fire, lightning, windstorm, vandalism and malicious mischief with extended coverage in the amount of the maximum insurable value of said improvements; all said policies of insurance shall contain a standard mortgage loss payable clause in favor of the Mortgagee, as its interests may appear; and the Mortgagor shall deposit said policy or







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policies with the Mortgagee as collateral security for said indebtednesses secured hereby. In case any money becomes payable under any said insurance policy or policies, the Mortgagee may, at its option, apply the money collected to the payment of any indebtedness secured hereby, or the Mortgagee may, at its option, apply same to repairing or rebuilding the said improvements. In the event of loss, the Mortgagor shall give immediate notice by certified mail to the Mortgagee and shall promptly file proof of loss with the insurer. In event of foreclosure of this Mortgage, or other transfer of title to the Mortgaged Premises in extinguishment of the debt secured hereby, all right, title and interest of the Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee. The aforesaid policy of insurance shall contain a provision whereby it shall not be cancelable except upon not less than thirty (30) days' prior written notice to the Mortgagee.

                           3. OTHER INSURANCE. In addition to the foregoing
property insurance, the Mortgagor shall further provide, at its sole expense:
(i) liability insurance with limits of no less than FIVE HUNDRED THOUSAND DOLLARS ($500,000.00); (ii) flood insurance if the property is in an area which has been or is hereafter identified by the Secretary of Housing and Urban Development as having special flood or mud slide hazards; and (iii) business interruption insurance. The Mortgagor will pay the premiums on all insurance policies when due, deliver to the Mortgagee upon its request the official receipt for such premium payments, and upon issuance of such policies, will promptly deposit them with Mortgagee as additional security. The Mortgagor further covenants to deliver to the Mortgagee at least ten (10) days before the expiration of any such insurance policy, a renewal of such policy or policies, together with official receipts for the payment of the premium thereon. The delivery to the Mortgagee of any policy or policies of insurance hereunder, or renewals thereof, shall constitute an assignment to the Mortgagee of all unearned premiums thereon as further security for the payment of the indebtedness secured hereby.

                           4. TAXES. The Mortgagor will promptly pay all taxes,
legal assessments, or other governmental levies which are now or which may be assessed or levied against the Mortgaged Premises, and it will, upon request, exhibit the receipts thereof to the Mortgagee at its said office.

                           5. MAINTENANCE, USE AND ALTERATIONS. The Mortgagor
shall keep all buildings, fences and other improvements on the Mortgaged Premises in as good repair and condition as the same are in at this date, and shall promptly, repair, rebuild or restore any part damaged or destroyed, and shall permit no waste, and especially no cutting of timber or removal of oil, gas, coal or other minerals. The Mortgagor shall not make or permit, without







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Mortgagee's written consent: (i) any use of the Mortgaged Premises for any purpose other than that for which the same is now used or as identified to Mortgagee as intended to be used; (ii) any substantial alterations of the buildings, improvements, fixtures, apparatus, machinery and equipment now or hereafter erected or located upon the Mortgaged Premises; (iii) any purchase, lease or agreement under which title is reserved in the vendor respecting any fixtures, apparatus, machinery, equipment or personal property to be placed in or upon any of the buildings or improvements on the Mortgaged Premises unless any such interest is subordinated to the lien of this Mortgage, and Mortgagor shall execute and deliver from time to time such further instruments as may reasonably be requested by Mortgagee in order to confirm the priority of this mortgage lien.

                           In the event of the failure of the Mortgagor to
properly maintain and keep the Mortgaged Premises, the Mortgagee may provide such maintenance and make such repairs as are necessary for the protection of its interests therein, and any sums so expended and all costs and expenses so incurred or paid by the Mortgagee by reason of said failure of the Mortgagor shall be repaid on demand, with interest at the highest rate payable on any note secured hereby, and said sum shall be deemed an Additional Indebtedness secured by this Mortgage with the lien thereof deemed to be equal in dignity to the lien securing the other indebtedness secured hereby.

                           6. ENVIRONMENTAL COMPLIANCE. The Mortgagor warrants
that the Mortgaged Premises are free from contamination by hazardous materials except as has previously been disclosed in writing to Mortgagee and further warrants that the Mortgaged Premises shall remain free from contamination by hazardous materials during the term of this Mortgage. The Mortgagor shall, at all times, comply with all applicable laws, ordinances or governmental regulations of an environmental nature.

                           7. FAILURE TO PERFORM--ADVANCES. In case of the
Mortgagor's failure to pay said taxes or assessments, keep said insurance in force, maintain the Mortgaged Premises or comply with all laws, ordinances and governmental regulations of an environmental nature, the Mortgagee, or the holder of any indebtedness secured hereby, may make said payments or effect compliances. Any sums thus expended shall be repaid on demand, with interest at the highest rate payable on any note secured hereby, and said sum shall be deemed an Additional Indebtedness secured by this Mortgage with the lien thereof deemed to be equal in dignity to the lien securing the other indebtedness secured hereby.

                           8. ATTORNEYS' FEES AND COSTS. All reasonable
attorneys' fees and other costs incurred or paid by the Mortgagee in any legal proceeding made necessary by the Mortgagor's default or breach of any of the





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provisions of this Mortgage or of any indebtedness secured hereby shall be repaid on demand, with interest at the highest rate payable on any note secured hereby, and said sum shall be deemed an Additional Indebtedness secured by this Mortgage with the lien thereof deemed to be equal in dignity to the lien securing the other indebtedness secured hereby.

                           9. COSTS OF APPEARANCES. In case the Mortgagee shall
hereafter appear before any of the governmental administrative agencies or in any court or tribunal to defend the title or possession of the Mortgaged Premises and/or its said lien thereon, or in case the Mortgagee shall hereafter appear in any court to prove any of the indebtednesses secured by this Mortgage, all the costs and expenses of such appearances, together with a reasonable attorney's fee, shall be repaid on demand to the Mortgagee, with interest at the highest rate payable on any note secured hereby, and said sum shall be deemed an Additional Indebtedness secured by this Mortgage with the lien thereof deemed to be equal in dignity to the lien securing the other indebtedness secured hereby.

                           10. CONDEMNATION. In the event of the partial or
total taking, destruction or damage of the Mortgaged Premises, through the exercise of the power of eminent domain or condemnation, the Mortgagor shall deposit with the Mortgagee all proceeds received by reason of said exercise to the extent of the then unpaid balances of all indebtednesses secured hereby, and the Mortgagee may, at its option, declare any one or more of the indebtednesses secured hereby immediately due and payable in full.

                           11. TRANSFER OR SALE.

                           If all or any part of the Mortgaged Premises or an
interest therein is sold or transferred by the Mortgagor without Mortgagee's prior written consent, excluding only: (i) the creation of a lien or encumbrance subordinate to this Mortgage; (ii) the creation of a purchase money security interest for household appliances; (iii) a transfer by devise, descent or by operation of law upon the death of a joint tenant; or (iv) the grant of any leasehold interest of three years or less not containing an option to purchase, Mortgagee may, at the Mortgagee's option, declare any or all the indebtednesses secured by this Mortgage to be immediately due and payable and may forthwith proceed to collect the same and to enforce this Mortgage by suit or otherwise. The Mortgagee shall have waived such option to accelerate if, prior to the sale or transfer, the Mortgagee and the person to whom the property is to be sold or transferred reach agreement in writing that the credit of such person is satisfactory to the Mortgagee and that the interest payable on the sums secured by this Mortgage shall be at such rate as the Mortgagee shall request. No sale, mortgage, transfer or conveyance of the Mortgaged Premises or any assumption of this Mortgage, even with the written consent of the







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Mortgagee, shall operate to release or in any way discharge the Mortgagor from its primary liability for the payment of all the indebtedness hereby secured.

                           12. CONSTRUCTION. If checked here X , this Mortgage
is made, in whole or in part, for the purpose of erecting, improving or adding to an existing building or other structure on the Mortgaged Premises or otherwise improving the Mortgaged Premises, all as prescribed by KRS 376.050. In the event the construction located on the Mortgaged Premises should cease to progress or the construction be so slow that for all intents and purposes the construction may be said to have ceased, the determination of whether or not construction has ceased shall rest entirely with the Mortgagee, the Mortgagee may, at its option, as an alternative remedy, enter upon the property and complete the construction; the Mortgagor hereby giving to the Mortgagee full power and authority to make such entry, and to enter into such contracts or arrangements as may be necessary to complete the construction. Any sums of money thus expended by the Mortgagee in connection with such completion of construction shall be repaid on demand, with interest at the highest rate payable on any note secured hereby, and said sum shall be deemed an Additional Indebtedness secured by this Mortgage with the lien thereof deemed to be equal in dignity to the lien securing the other indebtedness secured hereby.

                           13. EVENTS OF DEFAULT AND ACCELERATION. The
occurrence of any of the following shall constitute an event of default under this Mortgage: (i) the failure to pay as due any payment on any indebtedness secured hereby; (ii) the failure to pay any taxes or assessments on the Mortgaged Premises when they become due and payable and same remains unpaid for thirty (30) days; (iii) the failure to keep the Mortgaged Premises insured as provided herein or to pay the premiums for such insurance when due; (iv) the failure to keep the Mortgaged Premises in good condition and repair; (v) the failure to keep or perform any covenant, term, agreement or stipulation of this Mortgage or of any promissory note or other indebtedness secured hereby; (vi) the commencement of any proceedings involving title to the Mortgaged Premises or any part thereof, including the foreclosure of any second or other inferior mortgage or any other lien against the property herein conveyed; (vii) the adjudication of the Mortgagor as a bankrupt in either voluntary or involuntary proceedings; (viii) the disclosure that any warranty, representation or statement made or furnished to Mortgagee by, or on behalf of, Mortgagor in connection with this Mortgage or to induce Mortgagee to make any loan, advancement or other extension of credit to Mortgagor be untrue or misleading in any material respect as of the date when made or furnished; (ix) a determination by any governmental unit that the Mortgagee has failed to





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comply with any law, ordinance or governmental regulation of an environmental nature; or (x) the reasonable determination by the Mortgagee as to any indebtedness secured hereby that it is insecure for any other reason.

                           Upon the occurrence of an event of default as to any
indebtedness secured hereby, the Mortgagee, at its option, without notice to anyone, then declare any or all the indebtedness secured hereby to be at once due, owing and payable as to all unpaid principal and accrued interest, and may forthwith proceed to collect all of the same and to enforce this Mortgage by suit or otherwise; and in any of such events the Mortgagee may enter on the Mortgaged Premises, collect the rents, issues and profits therefrom and after paying all expenses of such collections apply the money collected to the satisfaction of the indebtednesses hereby secured. In any of such events of default herein mentioned, the Mortgagee may, at its option, apply to any court of competent jurisdiction for the appointment of a receiver of the Mortgaged Premises to manage the same and to collect the rents, issues and profits therefrom; and after deducting the costs and expenses of such receivership and shall apply the remainder of such rents, issues and profits so received to the payment of the indebtednesses secured hereby. The grounds for the appointment of a receiver herein set out shall be in addition to, and not in limitation of, the statutory remedy of receivership and may be invoked either in aid of or without proceeding for the foreclosure and sale of the Mortgaged Premises. The Mortgagor acknowledges the propriety of and consents to the appointment of a receiver for the Mortgaged Premises upon seven (7) days' notice in the event that any action is commenced to foreclose this Mortgage.

                  IV. It is expressly agreed, understood and stipulated by and between the parties hereto:

                           1. Time is of the essence in this Mortgage. However,
delay by the Mortgagee in the exercise of any of its rights hereunder shall not preclude the exercise thereof so long as the Mortgagor is in default hereunder, and no failure of the Mortgagee to exercise any of its rights hereunder shall be deemed a waiver of any of those rights or preclude the exercise thereof in the event of a subsequent default by the Mortgagor hereunder. The Mortgagee may enforce any one of its rights or remedies hereunder successively or concurrently.

                           2. No sale of the Mortgaged Premises and no
forbearance on the part of the Mortgagee, nor extension of time for the payment of any indebtedness secured, shall operate to release, discharge, modify, change or affect the original liability of the Mortgagor, or any subsequent persons who become obligated by reason of the assumption of the debt, either in whole or in part.







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                           3. If any provision, clause or phrase of this
Mortgage is held or found to be illegal, invalid, void or unrecordable, it is the intent of the parties hereto that the remainder of this Mortgage be given full effect without such provision, clause or phrase, and to this end the Mortgage is intended by said parties to be severable.

                           4. This Mortgage shall inure to and bind the heirs,
devisees, administrators, executors, successors and assigns of all the parties hereto.

                           5. Whenever used herein, the singular number shall
include the plural, the plural the singular and the use of any gender shall be applicable to all genders.

                           6. The Mortgagee shall have the right to inspect the
Mortgaged Premises at all reasonable times in order to determine whether Mortgagor is complying with the terms and conditions contained in this Mortgage or in any other document securing any indebtedness secured hereby.

                           7. The Mortgagee may extend the time for payment of
any indebtedness secured hereby, or reduce the payments thereon, or accept a renewal note or notes therefor, without consent of any junior lienholder and without the consent of the Mortgagor, and no such extension, reduction or renewal shall affect the priority of this Mortgage or impair the security hereof in any manner whatsoever, or release, discharge or affect in any manner the personal liability of the Mortgagor to the Mortgagee.

                           8. The captions herein are inserted only as a matter
of convenience and for reference and in no way define, limit or describe the scope of this Mortgage nor the intent of any provisions hereof.

                  PROVIDED, HOWEVER, if the Mortgagor does pay all said indebtednesses secured hereby and if the Mortgagor does perform all its covenants and agreements herein set forth, then, and in that event only, this Mortgage shall at that time become null and void, and the Mortgagee shall, at the cost of the Mortgagor, release same of record.

                  IN TESTIMONY WHEREOF the Mortgagor has executed this Mortgage on the day and year first above written.


                                      CITIZENS FIRST CORPORATION

                                      BY: /s/ Mary D. Cohron
                                          --------------------------------------



COMMONWEALTH OF KENTUCKY

COUNTY OF WARREN

                  I, the undersigned, a Notary Public in and for the Commonwealth and County aforesaid, do hereby certify that Mary D. Cohron did personally appear before me in my said county and did certify and declare that she is the President of the corporation, Citizens First Corporation, and that she acknowledged she executed the foregoing Mortgage as the President of said corporation for and on behalf of the corporation as authorized







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by the Board of Directors of the Corporation as the act of the
Corporation for the purposes therein stated on this 8th day of October, 1998.



                                       /s/ Keith M. Carwell
                                       -----------------------------------------
                                       NOTARY PUBLIC, Ky. State-at-Large

                                       My Commission Expires:      2-11-2002
                                                              ------------------
PREPARED BY:

ENGLISH, LUCAS, PRIEST & OWSLEY
Attorneys at Law
1101 College Street, P. O. Box 770
Bowling Green, KY  42102-0770
Phone:  (502) 781-6500

BY:  /s/ Keith M. Carwell
   ------------------------------------
         KEITH M. CARWELL






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